Exhibit 18(i) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

                                    EXHIBIT B
                                     to the
                               Multiple Class Plan
                                   STAR FUNDS

                             Star Growth Equity Fund
                            Star Relative Value Fund
                                Investment Shares
                                  Trust Shares

         This Multiple Class Plan is adopted by Star Funds with respect to the Class(es) of Shares of the portfolio of Star Funds set forth above.

         Witness the due execution hereof this 18th day of August, 1997.


                                    Star Funds


                                    By:  /s/ William H. Zimmer, III
                                    Title:  Trustee
                                    Date:   August 18, 1997